EXHIBIT 5.2
                         REAL ESTATE PURCHASE AGREEMENT


         THIS REAL ESTATE PURCHASE AGREEMENT is made and entered as the 9th day of March 1998, by and between (i) WATKINS PARK PLAZA LIMITED PARTNERSHIP, a Maryland limited partnership (hereinafter referred to as "Seller") and (ii) FIRST WASHINGTON REALTY LIMITED PARTNERSHIP, a Maryland limited partnership, (hereinafter referred to as "Purchaser").

                              W I T N E S S E T H:

         WHEREAS, Seller is the record and beneficial owner of all of those certain parcels of real property as more particularly described on Exhibit A hereto (collectively, the "Land"), together with the shopping center known as Watkins Park Plaza located in Prince George's County, Maryland, and all other buildings and improvements not owned by tenants situated thereon (collectively, the "Building"), and all personal property and fixtures not owned by tenants located therein (the "Personal Property"), and all appurtenances, rights, easements, rights-of-way, tenements and hereditaments incident thereto (the "Additional Property") (the Land, Building, Personal Property and Additional Property are hereinafter collectively referred to as the "Property"); and

         WHEREAS, Purchaser desires to purchase the Property from Seller and Seller desires to sell and transfer the same to Purchaser.

         NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Purchase and Sale. Purchaser agrees to buy and Seller agrees to sell and convey the Property for and in consideration of the purchase price and upon the terms and conditions set forth herein.

         2. Purchase Price. The purchase price for the Property (the "Purchase Price") shall be Fourteen Million Two Hundred Ninety-Five Thousand Dollars ($14,295,000), payable at Closing (as hereinafter defined) in cash, cashier's check, certified check or bank wire transfer.

         3.       Deposit.

                  (a) Within three (3) business days after the date of delivery to Purchaser of an original of this Agreement executed by Seller together with completed Exhibits hereto (the date of such delivery to Purchaser being the "Acceptance Date"), Purchaser shall deliver to Commercial Settlements, Inc., 1413 K Street, N.W.,

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Washington,  D.C.  20005  (the  "Title  Company"),  as escrow  agent,  a deposit
("Deposit") of One Hundred thousand Dollars ($100,000) by check payable to the Title Company. If Purchaser shall fail to deliver the Deposit when required to do so, this Agreement shall become null and void and the parties hereto shall be relieved of all further liability and obligation to each other.

                  (b) The Title Company will immediately provide Seller with written evidence of receipt of such Deposit. The Title Company shall place the Deposit in an interest-bearing account within three (3) days after the date of receipt thereof, and interest on the Deposit shall accrue to the benefit of the party entitled to the Deposit and shall constitute a part of the Deposit for all purposes hereof. The Deposit shall be held by the Title Company pursuant to the terms and conditions of this Agreement.

                  (c) In the event that, at any time prior to Closing, Seller or Purchaser provides Title Company with a certification (a copy of which shall be delivered contemporaneously to the other party) that the Seller or Purchaser, as the case may be, is entitled to the Deposit pursuant to the terms of this Agreement, Title Company shall deliver the Deposit to such party within seven
(7) business days after receipt of said notice, unless the other party disputes such certification by written notice to Title Company (a copy of which shall be delivered contemporaneously to the other party) delivered within five (5) business days of Title Company's receipt of the initial certification. In such event, Title Company shall hold the Deposit pending resolution of such dispute.

                  (d) The parties acknowledge that (i) Title Company is acting solely as escrow agent at their request and for their convenience, (ii) Title Company shall not be deemed to be the agent of either of the parties, and (iii) Title Company shall not be liable to either of the parties for any act or omission on its part unless taken or suffered in bad faith, in willful disregard to this Agreement or involving gross negligence. Seller and Purchaser shall jointly and severally indemnify and hold Title Company harmless from and against all costs, claims and expenses, including reasonable attorneys' fees, incurred in connection with the performance of Title Company's duties hereunder, except with respect to actions or omissions taken or suffered by Title Company in bad faith, in willful disregard of this Agreement or involving gross negligence on the part of Title Company; provided, however, that if any litigation shall arise between the Seller and Purchaser in connection therewith, the non-prevailing party shall pay all such costs, claims and expenses of the Title Company. In the event any dispute shall arise between the parties hereto as to the disposition of the Deposit, the Title Company's sole responsibility may be met, at the Title Company's option, by paying the Deposit into the court in which relevant litigation is pending between the parties, or by initiating an interpleader action, and upon payment of the Deposit into court, neither Seller nor Purchaser shall have any further right, claim, demand, or action against the Title Company.

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         4.  Closing.  Except  as  otherwise  provided  in this  Agreement,  the purchase and sale contemplated herein shall be consummated at the "Closing", which shall take place on the date (the "Closing Date") specified by Purchaser on not less than ten (10) days notice to Seller, provided that the Closing Date shall not be later than March 18, 1998. The Closing shall take place at the offices of Seller, or at such other place as may mutually agreed upon by Seller and Purchaser. The Title Company shall act as closing agent for the Closing.

         5. Representations and Warranties of Seller. In order to induce Purchaser to enter into this Agreement and to purchase the Property, Seller hereby makes the following representations and warranties, each of which is material and shall, together with all covenants, agreements and indemnities set forth in or made pursuant to this Agreement, survive Closing until December 15, 1998, notwithstanding any investigation at any time made by or on behalf of
Purchaser:

                  (a) Authority of Seller.  Seller is a limited partnership duly organized and in good standing under the laws of the State of Maryland. Seller has all necessary power and authority and has taken all necessary partnership action to execute, deliver and perform this Agreement. No consents of any persons other than those executing this Agreement as Seller are required for such execution or to enable Seller to consummate the transactions contemplated hereby. This Agreement is the valid and binding obligation of Seller, enforceable against it in accordance with its terms, except that such enforcement may be subject to bankruptcy, conservatorship, receivership, reorganization, insolvency, moratorium or similar laws or procedures relating to or affecting creditors' rights generally and to general principles of equity.

                  (b) Title. Seller is the sole owner of fee simple title to the Property, and such title is marketable and good of record and, to the best of Seller's actual knowledge, free and clear of all liens, encumbrances, covenants, conditions, restrictions and other matters affecting title, except for the Permitted Exceptions (as defined in Section 8(a)(iii)).

                  (c) Compliance with Existing Laws. To the best of Seller's actual knowledge, (i) Seller is not in violation of, and has complied with any and all applicable building, zoning, environmental or other ordinances, statutes or regulations of any governmental agency, in respect to the ownership, use, maintenance, condition and operation of the Property or any part thereof and
(ii) Seller possesses all licenses, certificates, permits and authorizations necessary for the use and operation of the Property, as Landlord, in the manner in which it is currently being operated by Seller.

                  (d) Leases. True, correct and complete copies of all of the leases of the Property and any amendments thereto (collectively, the "Leases") have been delivered to Purchaser. Attached hereto as Exhibit B is a description of all of the Leases and a current rent schedule ("Rent Schedule") covering the Leases. There are no leases or tenancies of any space in the Property other than those set forth in Exhibit

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B or any subleases or subtenancies  unless  otherwise  noted therein.  Except as otherwise set forth in Exhibit B or elsewhere in this Agreement:

     (i) to the best of Seller's actual knowledge, the Leases are in full force and effect and constitute a legal, valid and binding obligation of the respective tenants and are assignable by Seller to Purchaser;

     (ii) no tenant has an option to purchase the Property;

     (iii) no renewal or expansion options have been granted to the tenants, except as provided in the Leases;

     (iv) to the best of Seller's actual knowledge, Seller is not in default under any of the Leases;

     (v) the rents set forth on the Rent Schedule are being collected on a current basis and there are no arrearages in excess of one month, except as indicated in Exhibit B hereto, nor has any tenant paid any rent, additional rent or other charge of any nature for a period of more than thirty (30) days in advance;

     (vi) all work for tenant alterations and other work or materials contracted for by Seller and any tenant has been completed, and all work and materials have been fully paid for or will be paid for by Closing by Seller and all contributions to tenants for tenant improvements, if any, have been paid in full or will be paid for by Closing by Seller;

     (vii) Seller has not sent written notice to any tenant claiming that such tenant is in default, which default remains uncured, and to the best of Seller's knowledge, no tenant is in default under its Lease, except as indicated in Exhibit B hereto;

     (ix) no action or proceeding instituted against Seller by any tenant is presently pending in any court; and

     (x) there are no security deposits other than those set forth in Exhibit B.

                  (e) Service Contracts. Attached hereto as Exhibit C is a complete and correct list of all contracts or agreements relating to the management, leasing, operation, maintenance or repair of the Property (the "Service Contracts"). All of the Service Contracts set forth on Exhibit C shall be assumed by Purchaser as of the Closing Date, unless Purchaser notifies Seller before the end of the Feasibility Period to terminate any or all of the Service Contracts. No Service Contract will be terminated, amended, modified or supplemented prior to the Closing Date without Purchaser's prior

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written  approval  (except that any management and leasing  agreements  shall be terminated as of Closing). If Purchaser approves the termination of any of the Service Contracts, Purchaser shall be solely responsible for the payment of any termination fees associated therewith.

                  (f) Tax Bills. Attached hereto as Exhibit D are true and correct copies of tax bills issued by any applicable Federal, state or local governmental authority to Seller with respect to the Property for the most recent past and current tax years, and any new assessment received with respect to a current or future tax year.

                  (g) Insurance. Attached hereto as Exhibit E are copies of all hazard, liability and other insurance policies presently affording coverage with respect to the Property. The Property is insured for its replacement value against loss or damage sustained as a result of fire or other casualty and Seller has rent loss insurance in place for the Property. Seller shall maintain in full force and effect all such policies until the Closing Date and shall cause its insurer to name Purchaser as an additional insured as a contract party on its rent loss policy with respect to the Property.

                  (h) Condition of Property. Possession of the Property shall be delivered to Purchaser at Closing in its "as is, where is" condition as of the date of Purchaser's execution of this Agreement, subject to ordinary wear and tear. Seller has no actual knowledge of any material defect in the condition of the Property, the structural elements thereof or the mechanical systems therein.

                  (i) Tenant Estoppel. Seller represents and warrants that it shall use reasonable good faith efforts to obtain and deliver to Purchaser within thirty (30) days after the Acceptance Date, a tenant estoppel letter in the form attached hereto as Exhibit F (or such other form as required by Purchaser's mortgage lender) from each of the tenants of the Property confirming the information set forth in Exhibit B attached hereto. Seller hereby agrees that Purchaser may participate in the procurement of said tenant estoppel letter(s).

                  (j) Condemnation Proceedings. No condemnation or eminent domain proceedings are pending against the Property or any part thereof, and Seller has made no commitments to and has received no notice, oral or written, of the desire of any public authority or other entity to condemn, take or use the Property or any part thereof whether temporarily or permanently, for easements, rights-of-way, or other public or quasi-public purposes.

                  (k) Litigation. To the best of Seller's actual knowledge, no litigation is pending, including administrative actions or orders relating to governmental regulations, affecting the use, operation or ownership of the Property or any part thereof or Seller's right to sell the Property as contemplated herein, except as set forth on Exhibit G hereof.

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                  (l) No Defaults.  Neither the execution of this  Agreement nor the consummation of the transactions contemplated hereby will: (i) conflict with, or result in a breach of, the terms, conditions or provisions of, or constitute a default under, any agreement or instrument to which Seller is a party or by which the Seller or the Property is bound, (ii) violate any restriction, requirement, covenant or condition to which the Seller is subject or by which Seller or the Property is bound, (iii) constitute a violation of any
applicable  code,  resolution,  law,  statute,   regulation,   ordinance,  rule,
judgment, decree or order, or (iv) result in the cancellation of any contract or lease pertaining to the Property (other than the Service Contracts).

                  (m) Separate Tax Lot and Subdivision. To the best of Seller's actual knowledge, each parcel of Land is assessed for tax purposes as one or more separate and distinct parcels.

                  (n) Hazardous Waste. Except as disclosed in the Phase I Environmental Report dated March 5, 1998 prepared by EMG regarding the Property, Seller has no actual knowledge of any discharge, spillage, uncontrolled loss, seepage or filtration (a "Spill") of oil, petroleum or chemical liquids or solids, liquid or gaseous products or any hazardous waste or hazardous substance (as those terms are used in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Resource Conservation and Recovery Act of 1976, as amended, or in any other applicable federal, state or local laws, ordinances, rules or regulations relating to protection of public health, safety or the environment, as such laws may be amended from time to time) at, upon, under or within the Land or any contiguous real estate. Seller has not caused or, to Seller's actual knowledge, permitted to occur, and shall not cause to occur any condition which may cause a Spill at, upon, under or within the Land or any contiguous real estate prior to the Closing Date. To the best of Seller's actual knowledge, there is no proceeding or action pending by any person or governmental agency regarding the environmental condition of the Property. To the Seller's knowledge, the Building is totally free of asbestos.

                  (o) Operating Statements. Attached hereto as Exhibit H are true and correct operating statements of the Property for fiscal years 1996, 1997 and 1998 (through January 31, 1998). To Seller's knowledge, there has been no adverse change in the Property or the operation thereof which would materially adversely affect the economic condition of the Property. Also attached as Exhibit H is a copy of the 1998 operating budget for the Property.

                  (p) Utilities. To the best of Seller's actual knowledge, adequate, usable public sewers, public water facilities, gas and electrical facilities necessary to the operation of the Property are installed in and are duly connected to the Property and can be used without any charge except the normal deposits, if any, and usual metered utility charges and sewer charges.

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                  (q) Personal Property. Attached hereto as Exhibit I is a true, correct and complete inventory of all personal property ("Personal Property"), if any, owned by Seller and used in the management, maintenance and operation of the Property (other than trade fixtures or personal property of tenants).

                  (r) Certificates of Occupancy. Prior to the Closing Date, Seller will not amend any certificates of occupancy for the Property and will maintain them in full force and effect to the extent the same has been issued to the Seller.

                  (s) Licenses and Permits. To the best of Seller's actual knowledge, all licenses and permits have been issued to Seller by all applicable governmental authorities which are necessary for the Seller's ownership, management and operation of the Property (the "Licenses"). Seller has received no notice, nor has any actual knowledge, that it is lacking any such Licenses.

                  (t) Leasing Commissions. There are, and at Closing shall be, no outstanding or contingent leasing commissions or fees payable with respect to the Property, except as set forth on Exhibit K attached hereto.

                  (u)  Information  Provided by Seller.  Purchaser  acknowledges that, in making the representations set forth in subparagraphs (c), (d), (e) and
(o) of this Paragraph 5, Seller is, in part, relying upon information provided from time to time by First Washington Management, Inc. ("FWM"), an affiliate of Purchaser and Seller's property manager for the Property, and, therefore, such representations by Seller shall not be breached by Seller unless such representations are untrue as a result of Seller's actual knowledge of (i) information inconsistent with or different from information provided to Seller by FWM and/or (ii) information not provided to Seller by FWM.

         6. Obligations of Seller Pending Closing. From and after the date of this Agreement through the Closing Date, Seller covenants and agrees as follows:

                  (a) Maintenance and Operation of the Property. Seller will cause the Property to be maintained in its present order and condition, normal wear and tear excepted, and will cause the continuation of the normal operation thereof, including the purchase and replacement of fixtures and equipment, and the continuation of the normal practice with respect to maintenance and repair in the ordinary course of business so that the Property will, except for normal wear and tear, be in substantially the same condition on the Closing Date as on the Effective Date.

                  (b) Licenses. Seller shall use its best efforts to preserve in force all Licenses and to cause those expiring to be renewed.

                  (c) Changes in Representations. Seller shall notify Purchaser promptly, and Purchaser shall notify Seller promptly, if either becomes aware of any

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occurrence   prior  to  the   Closing   Date   which   would  make  any  of  its
representations, warranties or covenants contained herein not true in any material respect.

                  (d) Obligations as to Leases. Seller shall not, without Purchaser's prior written consent which consent shall not be unreasonably withheld, amend, modify, renew or extend any Lease in any respect unless required by law or the terms of any existing lease (and then only in accordance with the terms of such lease), or enter into new leases or approve any assignment of leases or subletting of leased space, or terminate any Lease. Prior to Closing, Seller shall not apply all or any part of the security deposit of any tenant unless such tenant is in default.

         7. Representations, Warranties and Covenants of Purchaser. In order to induce Seller to enter into this Agreement and to sell the Property to Purchaser, Purchaser hereby makes the following representations, warranties and covenants, each of which is material and shall survive Closing, notwithstanding any investigation at any time made by or on behalf of Seller:

                  (a) Authority of Purchaser. Purchaser is a limited partnership duly organized and existing and in good standing under the laws of the State of Maryland. Subject to Section 8(a) (viii), Purchaser has all necessary power and authority to execute, deliver and perform this Agreement and consummate all of the transactions contemplated by this Agreement. Subject to Section 8(a) (viii), this Agreement is the valid and binding obligation of Purchaser, enforceable against it in accordance with its terms, except that such enforcement may be subject to bankruptcy, conservatorship, receivership, reorganization, insolvency, moratorium or similar laws or procedures relating to or affecting creditors' rights generally and to general principles of equity.

                  (b) No Defaults. Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will: (i) conflict with, or result in a breach of, the terms, conditions or provisions of, or constitute a default under, any agreement or instrument to which Purchaser is a party, (ii) violate any restriction, requirement, covenant or condition to which the Purchaser is subject, and (iii) constitute a violation of any applicable code, resolution, law, statute, regulation, ordinance, rule, judgment, decree or order.

                  (c) Vacant Space. Purchaser hereby further agrees that if any rentable space in the Property is vacant on the Closing Date, Purchaser shall accept the Property subject to such vacancy, provided that the vacancy was not permitted or created by Seller in violation of any restrictions contained in this Agreement.

         8.       Conditions Precedent to Closing.

                  (a)  It  shall  be  a  condition   precedent  of   Purchaser's
obligation to make a full settlement hereunder that each and every one of the following conditions shall exist on the Closing Date:

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                            (i)   Representations   and   Warranties.   Seller's
                  representations and warranties hereunder shall be true and correct in the same manner and with the same effect as though such representations and warranties had been made on and as of the Closing.

                           (ii) Zoning. No proceedings shall have occurred or be
                  pending  to  change,   redesignate   or  redefine  the  zoning
                  classification of the Property to a more restrictive classification than presently exists.

                           (iii) Title. Title to the Property shall be marketable, good of record, and insurable by the Title Company at standard rates or less, pursuant to a full coverage ALTA Form-B (Rev. 1970 and 1984) owner's title insurance policy (or an unconditional commitment therefor) without any exceptions ("Printed form" or otherwise) other than the Permitted Exceptions, and in addition, providing affirmative coverage satisfactory to Purchaser insuring against any mechanic's or materialmen's lien arising from goods, labor or materials provided to the Property prior to the Closing Date. The "Permitted Exceptions" are:

          (A) the Leases set forth on Exhibit B attached hereto;

          (B) the lien of current real estate taxes and special assessments not yet due and payable; and

          (C) such other matters which are listed on Exhibit J attached hereto. Purchaser has obtained and provided Seller with a copy of an interim title binder for the Property from the Title Company. On or before March 16, 1998, Purchaser shall provide Seller with a written notice ("Title Objections Notice") setting forth the exceptions to title to the Property which are unacceptable to Purchaser, in its sole discretion. Seller shall have the option to (i) act diligently, at its sole expense, to correct such conditions prior to the Closing Date or (ii) terminate this Agreement by written notice to Purchaser delivered to Purchaser within five (5) days after the date Purchaser provided Seller with the Title Objection Notice. If the objections set forth in the Title Objection Notice are not corrected prior to the Closing Date hereunder, Purchaser, in addition to any other rights it may have, shall have the right and option (x) to terminate this Agreement, or (y) to close on the purchase of the Property and waive such defects in title. In the event of termination of this Agreement by either Purchaser or Seller pursuant to this subparagraph (B), Seller and Purchaser shall be relieved of all liabilities under this Agreement (except for any liabilities accruing prior to the effective date of such termination) and the Deposit shall be returned to Purchaser.

                           (iv) Leasing Brokerage/Property Management Agreements. Seller shall have terminated any and all leasing brokerage agreements and property management agreements with respect to the Property effective as of the Closing. All responsibility for dealings with any such brokers and agents, including without limitation the payment of any outstanding or contingent claims, shall be the sole responsibility of Seller. Seller agrees that it will indemnify and hold Purchaser, its successors, assigns, partners, agents and employees, harmless against any such claims and/or losses which might be incurred by such indemnitees in connection with any outstanding and/or contingent leasing commissions or fees or management fees. The provisions of this subparagraph (iv) shall survive Closing until December 15, 1998.

                            (v) Performance by Seller. Seller shall have complied in all material respects with and not be in material breach of any of its covenants or obligations under Section 6 of this Agreement.

                           (vi) Tenant Estoppels.  Purchaser shall have received
                  (A) a tenant estoppel letter substantially in the form attached hereto as Exhibit F from, at a minimum, those tenants at the Property satisfying the requirements described on Exhibit F-1 attached hereto confirming the information set forth in the Leases and Rent Schedule attached hereto as Exhibit B for such tenants and containing no material changes therefrom.

                           (vii) Existing Mortgages. Seller shall have delivered
                  to the Title Company such releases or other instruments necessary to release of record and beneficially any and all existing mortgages, deeds of trust, financing statements or other security documents affecting the Property (collectively, the "Existing Mortgages").

                  (b) Failure of Condition. In the event of the failure by the Closing Date of any condition precedent set forth above, Purchaser shall notify Seller in writing, and if Seller does not correct such failure (if valid) within five (5) business days after such notice, then Purchaser, at its sole election, may (a) terminate this Agreement, in which event the Deposit and any interest thereon shall be returned to Purchaser and, except as otherwise provided in
Section 16 hereof, neither party shall have any further obligations or liabilities to the other (except for any liabilities accruing prior to the effective date of such termination); or (b) proceed to Closing and, if a default, avail itself of any legal or equitable remedy Purchaser may have, except as to any default of Seller waived in writing by Purchaser or deemed to be waived pursuant to the provisions of this Agreement on or before the Closing Date; or (c) extend the Closing Date for such reasonable time period as may be determined by Purchaser (but in no event for more than fifteen (15) business days from the Closing Date then in effect) in order to permit the satisfaction of any condition precedent not so fulfilled.

         9. Seller's Deliveries. Seller shall execute, acknowledge and deliver to Purchaser (either directly or through the closing agent) at the Closing the following documents, each dated on the Closing Date:

                  (a) a special warranty deed, in customary form and substance, conveying good and marketable fee simple title to the Real Property, free and clear of all liens, encumbrances, easements and restrictions of every nature and description, except for the Permitted Exceptions;

                  (b) a bill of sale which shall convey to Purchaser good title to all the Personal Property, free and clear of all liens and encumbrances;

                  (c) an affidavit setting forth, to the extent true, that all of Seller's representations and warranties are true and correct in all material respects as of the Closing Date;

                  (d) an assignment of the Leases, in a form and substance reasonably acceptable to Seller and Purchaser, together with all originally executed Leases, and the security deposits shall be paid to Purchaser;

                  (e) an assignment of Licenses, warranties and Service Contracts, if any, which are to be assumed by Purchaser, to the extent the same are held by Seller and are assignable by Seller, together with the originally executed Service Contracts which are to be assumed;

                  (f) a schedule updating the Rent Schedule for the Property and setting forth all arrearages in rents and all prepayments of rents;

                  (g) copies of books, records, operating reports, files and other materials related to the ownership, use and operation of the Property (except for any and all internal economic models, analyses or other internal economic information and internal partnership documents and tax returns and similar partnership information prepared by Seller for Seller's exclusive use), to the extent that any exist and are in the possession of Seller, which obligation shall survive Closing; provided, however, Seller shall not be required to deliver any books, records or other information to Purchaser which, prior to the Closing Date, is in the possession of FWM.

                  (h) Tenant estoppel letters as required in Section 8(a)(vi).

                  (i) an original letter executed by Seller advising the tenants of the Property of the sale of the Property to Purchaser and directing that rents and other payments thereafter be sent to Purchaser or as Purchaser may direct;

          (j) possession of the Property in the condition required by this Agreement, and the keys therefore;

          (k) the Certification of Non-foreign Status as provided in Treas. Reg. 1.1445-2(b)(2)(iii)(B) or in any other form as may be required by the Internal Revenue
Code or the regulations issued thereunder;

                  (l) such other items and instruments as shall be reasonably required by the Title Company in connection with the issuance of its title insurance policy to Purchaser pursuant to Section 8(a)(iii) or as shall be reasonably requested by counsel to Purchaser and consistent with the terms of this Agreement;

                  (m) any and all documents necessary to release the cash constituting the Deposit from escrow with the Title Company and to have said Deposit returned to Purchaser;

          (n) any other documents required by this Agreement to be delivered by Seller.

         10. Purchaser's Performance. At Closing, simultaneously with the deliveries of Seller pursuant to the provisions of Section 9 above, Purchaser shall pay to Seller the Purchase Price in the manner specified in Section 2, whereupon the Deposit, and any interest accrued thereon, shall be returned to Purchaser by the Title Company or, at the option of Purchaser, shall be applied against the payment of Purchase Price.

         11.      Settlement Charges; Prorations and Adjustments.

                  (a) Purchaser shall pay for the title examination, the title insurance premium, notary fees and other such charges incident to Closing. The reasonable cost of preparation of the deed for the Property shall be borne by Seller. All real estate transfer and recording fees and taxes and documentary stamps in connection with this transaction shall be borne equally by Seller and Purchaser. Purchaser and Seller shall each pay its own legal fees related to the preparation of this Agreement and all documents required to settle the transaction contemplated hereby.

                  (b) In addition to the foregoing, at the Closing, the following adjustments and prorations shall be computed as of the Closing Date, as follows:

                           (i) Taxes.  Real estate and personal  property  taxes
                  shall be apportioned as of the Closing Date.

                           (ii) Assessments.  All special  assessments and other
                  similar charges which have become a lien upon the Property or any part thereof at the Closing Date and are due and payable through the Closing Date, if any, shall be paid in full by Seller at the Closing. All other special assessments or similar charges shall be adjusted as of the Closing Date.

                           (iii) Rent and Security Deposits.  Rent for the month
                  of, and any month after, Closing collected by Seller prior to Closing shall be adjusted as of the date of the Closing Date. If any tenant is in arrears in the payment of rent on the Closing Date, rents received from such tenant after the Closing shall be applied in the following order of priority:
                  (a) first, to the payment of current rent then due; (b) second, to delinquent rent for any period after the Closing Date; and (c) third, to delinquent rent for any period prior to the Closing Date. Purchaser does not guarantee or undertake any obligation to sue or take other action for collection of arrearages in rents due from tenants as of the Closing Date. If rents or any portion thereof received by Seller or Purchaser after the Closing Date are payable to the other party by reason of this allocation, the appropriate sum, less a proportionate share of any reasonable attorneys' fees, costs and expenses of collection thereof, shall be promptly paid to the other party, which obligation shall survive the Closing.

                           If any tenants are required to pay percentage  rents,
                  escalation charges for real estate taxes, operating expenses, cost-of-living adjustments or other charges of a similar nature ("Additional Rents") and any Additional Rents are collected by Purchaser after the Closing which are attributable in whole or in part to any period prior to the Closing, then Purchaser shall promptly pay to Seller its proportionate share thereof, less a proportionate share of any reasonable attorneys' fees, costs and expenses of collection thereof (if any), if and when the tenant paying the same has made all payments of rents and Additional Rent then due to Purchaser pursuant to the tenant's Lease, which obligation shall survive the Closing. Purchaser shall use commercially reasonable efforts to collect any such Additional Rents from tenants at the Property.

                           (iv) Miscellaneous. All other charges and fees customarily prorated and adjusted in similar transactions, including utilities, insurance premiums and charges for
                  Service Contracts and other liabilities incurred in the ordinary course of business to be assumed by Purchaser, shall be prorated as of the Closing Date. In the event that accurate prorations and other adjustments cannot be made at Closing because current bills are not obtainable or the amount to be adjusted is not yet ascertainable (as, for example, in the case of utility bills) the parties shall prorate on the best available information, subject to further adjustment promptly upon receipt of the final bill or upon completion of final computations. Seller agrees that an appropriate amount in respect of water consumption or other utility charges may be held in escrow by the Title Company in connection with its issuance of a title insurance policy to Purchaser. Seller shall use its best efforts to have all utility meters read on the Closing Date so as to accurately determine its share of current utility bills.

         12. Risk of Loss. The risk of loss or damage to the Property by fire or other casualty until delivery of the deed of conveyance shall be borne by Seller. If prior to Closing (i) condemnation proceedings are commenced against all or any material portion of the Property, or (ii) if the Property is damaged by fire or other casualty to the extent that the cost of repairing such damage shall be One Hundred Thousand Dollars ($100,000.00) or more or if Safeway supermarket or tenants of the Property (occupying in excess of 4,000 square feet in the aggregate) shall exercise a termination right available under its lease because of such damage, or (iii) if the Property is damaged by an uninsured risk to the extent that the cost of repairing such damage shall be One Hundred Thousand Dollars ($100,000.00); or (iv) if the Property becomes subject to litigation which may deprive Purchaser of any material benefit to which it would become entitled pursuant to this Agreement, then Purchaser shall have the right, upon notice in writing to the Seller delivered within fifteen (15) days after actual notice of such condemnation or fire or other casualty or litigation, to terminate this Agreement, and thereupon the parties shall be released and discharged from any further obligations to each other (except for any liabilities accruing prior to the effective date of such termination) and the Deposit shall be refunded to Purchaser. If Purchaser does not elect to terminate this Agreement or in the event of fire or other casualty not giving rise to a right to terminate this Agreement by Purchaser, Purchaser shall be entitled to an assignment of all of Seller's share of the proceeds of fire or other casualty insurance and rent insurance proceeds payable with respect to the period after Closing, if any, or of the condemnation award, as the case may be, and Seller shall have no obligation to repair or restore the Property; provided, however, that the Purchase Price shall be reduced by an amount equal to the sum of (a) the "deductible" applied by the Seller's insurance policy, or (b) if the Seller is self-insured, the cost of repairing such damage. Purchaser shall have the right to participate in the negotiation and settlement of any casualty or condemnation-related claim, provided Purchaser shall have previously elected not to terminate this Agreement or has no such right of termination.

         13.      Inspection of Property.

                  (a) Purchaser's Right of Inspection. Purchaser shall have the right, at its own risk, cost and expense, at any time or times prior to Closing, to enter, or cause its agents or representatives to enter, upon the Property for the purpose of making surveys, or any tests, investigations and/or studies relating to the Property or Purchaser's intended acquisition thereof which Purchaser deems appropriate, in its sole discretion, during reasonable hours and upon reasonable notice to Seller. Purchaser's entry shall be subject to the rights of all tenants of the Property, and Purchaser shall use reasonable efforts not to interfere with the business being conducted by the tenants. Purchaser shall further have complete access to all documentation, agreements and other information in the possession of Seller related to the ownership, use and operation of the Property (except for any and all internal economic models, analyses or other internal economic information and internal partnership documents and tax returns and similar partnership information prepared by Seller for Seller's exclusive use), to the extent it is readily available to Seller, and shall have the right, at Purchaser's cost, to make copies of same.

                  (b) Feasibility Period. Subject to the requirements of Section 13(a) hereof, any other provisions of this Agreement to the contrary notwithstanding, Purchaser may, prior to the period commencing on the Acceptance Date and expiring on March 2, 1998 ("Feasibility Period"), cause at Purchaser's sole cost and expense, such boring, engineering, economic, water, sanitary and storm sewer, utilities, topographic, structural, environmental and other tests, investigations, market studies and other studies as Purchaser shall elect. In the event that any of such tests, investigations and/or studies indicate, in Purchaser's sole discretion, that Purchaser's plans for the Property would not be feasible, then Purchaser shall have the right, at its sole election on or before the expiration of the Feasibility Period, to terminate this Agreement by giving written notice thereof to Seller, in which event this Agreement shall terminate, the Deposit shall be returned to Purchaser and neither party shall have any further liabilities or obligations to each other (except for any liabilities accruing prior to the effective date of such termination). Purchaser shall be liable for any damage to real or personal property or injuries to persons caused by Purchaser's actions in studying the Property during the Feasibility Period and shall indemnify and hold Seller harmless from any and all claims or liabilities relating to such damage or injuries and reasonable attorneys' fees relating thereto. Purchaser shall repair and restore any damage to the Property caused by Purchaser or its agents in connection with Purchaser's inspection of the Property.

                  (c) Notwithstanding the foregoing, the Feasibility Period shall remain open with respect to Seller's review of survey matters and engineering and structural matters relating to the Property until March 13, 1998 and, with respect to environmental matters, until March 16, 1998 (collectively, the "Open Matters"), it being understood and agreed that all of Purchaser's rights and obligations pursuant to Sections 13(a) and (b), above, shall remain effective with respect to such Open Matters (as if the Feasibility Period had not expired) until such aforementioned dates.

                  (d) Audit. Seller hereby agrees, after the Closing Date, to allow its books and records related to the Property (except for any and all internal economic models, analyses or other internal economic information and internal partnership documents and tax returns and similar partnership information prepared by Seller for Seller's exclusive use) to be audited (at
Purchaser's sole expense) at the Seller's office or at FWM's office by an independent, certified public accounting firm selected by Purchaser, and Seller will cooperate and cause its employees and other agents to cooperate in such auditing process. Purchaser shall provide Seller with prior notice of such audit. Seller will cooperate with Purchaser's auditors with respect to such audit and will execute all reasonable documents requested by Purchaser's auditors in connection with such audit.

         14.      Indemnifications.

                  (a) Indemnification by Seller. Seller hereby indemnifies and agrees to defend and hold harmless Purchaser and its partners and subsidiaries and any officer, director, employee, agent of any of them, and their respective successors and assigns from and against any and all claims, expenses, costs, damages, losses and liabilities (including reasonable attorneys' fees) which may at any time be asserted against or suffered by Purchaser, any indemnitee, or the Property, or any part thereof, whether before or after the Closing Date, as a result of, on account of or arising from (i) any breach of any covenant, representation, warranty or agreement on the part of Seller made herein or in any instrument or document delivered pursuant to this Agreement, and/or (ii) any obligation, claims, suit, liability, contract, agreement, debt or encumbrance or other occurrence created, arising or accruing on or prior to the Closing Date, regardless of when asserted, and relating to the Seller or the Property or its operations.
                  (b) Seller's Environmental Indemnity. Seller hereby indemnifies and agrees to defend and hold harmless Purchaser and its partners and subsidiaries, and any officer, director, employee or agent of any of them, and their respective successors and assigns, from and against any and all claims, expenses, costs, damages, losses and liabilities (including reasonable attorneys' fees) which may at any time be asserted against or suffered by any indemnitee, directly or indirectly, relating to the presence of Hazardous Materials on the Property at Closing, or the removal of Hazardous Materials from the Property prior to Closing, including any claim as a result of any governmental action, action by a third party or actions taken by such indemnitees based upon advice of a recognized environmental authority to the effect that action may need to be taken to avoid, reduce or limit any indemnitees exposure to liability or the risk of injury or damage of persons or property; provided, however, Seller's indemnification obligations under this subparagraph (b) shall not be applicable if Seller's representations set forth in Section 5(n), as modified, if at all, by the affidavit described in Section 9(c) above, are true.

                  (c) Indemnification by Purchaser. Purchaser hereby indemnifies and agrees to defend and hold harmless Seller and its Partners and their respective heirs, executors, administrators, personal or legal representatives, successors and assigns from and against any and all claims, expenses, costs, damages, losses and liabilities (including reasonable attorneys' fees) which may at any time be asserted against or suffered by Seller as a result of, on account of or arising from (i) any breach of any covenant, representation, warranty or agreement on the part of Purchaser made herein or in any instrument or document delivered pursuant to this Agreement, and/or (ii) any obligation, claims, suit, liability, contract, agreement, debt or encumbrance or other occurrence created, arising or accruing after the Closing Date and relating to the Property or its operations.

                  (d) The indemnifications set forth in subparagraphs (a), (b) and (c) of this Section 14 shall survive Closing or any termination of this Agreement until December 15, 1998.

         15. Brokerage Commission. Seller and Purchaser represent and warrant to each other that no brokerage fee or real estate commission is or shall be due or owing in connection with this transaction other than that payable to W&D Holdings, Inc., which shall be payable by Seller, and First Capital Realty which the parties understand shall be paid by W&D Holdings, Inc. pursuant to a separate agreement between the two of them. Seller and Purchaser hereby indemnify and hold the other harmless from any and all claims of any broker or agent so claiming based on action or alleged action of the other. The provisions of this Section 15 shall survive Closing or any termination of this Agreement until December 15, 1998.

         16.      Default Provisions; Remedies.

                  (a) Purchaser's Default. Except for any failure waived in writing by Seller, if Purchaser fails to consummate the purchase and sale contemplated herein when required to do so pursuant to the provisions hereof, then the Title Company shall deliver the Deposit and all interest thereon to Seller as full and complete liquidated damages, and as the exclusive and sole right and remedy of Seller, at law or in equity, whereupon this Agreement shall terminate and neither party shall have any further obligations or liabilities to any other party (except for any liabilities accruing prior to the effective date of such termination).

                  (b) Seller's Default. Except for any breaches waived in writing by Purchaser, if Seller breaches any of its covenants or obligations under this Agreement or has failed, refused or is unable to consummate the purchase and sale contemplated herein by the Closing Date or if any of the representations and warranties made by Seller under this Agreement shall be inaccurate or incorrect in any material respect, then Purchaser shall notify Seller of such breach in writing and, should Seller not cure same within five
(5) business days of receipt of such default notice, then Purchaser shall be entitled to (i) waive such breach, default or failure, and proceed to Closing,
(ii) terminate this Agreement and obtain the return of the Deposit, and/or (iii) pursue such remedies as may be available at law or in equity, including without limitation maintaining an action for damages and/or specific performance (including without limitation reasonable attorneys' fees and court costs).

                  (c) In the event that any litigation shall arise between the parties hereto as to the subject matter hereof, the prevailing party in such litigation shall be entitled to recover from the non-prevailing party all of its court costs and reasonable attorneys' fees.

         17.      1031 Exchange.

                  (a) The Purchaser shall have the right to structure the transaction specified herein as a like-kind exchange under Code Section 1031 by providing written notice to Seller and the Escrow Agent at least five (5) days prior to the Closing. If so structured, the Seller's rights and obligations hereunder, including Seller's right to be paid the Purchase Price in cash, cashier's check, certified check or bank wire transfer at Closing, shall be unaffected thereby.

                  (b) In the event that Purchaser elects to exercise its rights to structure this transaction as a like-kind exchange under Code Section 1031, the Seller agrees to cooperate with Purchaser so long as (i) there is no additional financial liability or expense imposed upon the Seller, (ii) the rights of Seller are not affected thereby, and (iii) Seller has no obligation to acquire land or property used in such like-kind exchange.

                  (c) Purchaser agrees to hold harmless and indemnify Seller, with counsel selected by Purchaser and reasonably acceptable to Seller, from and against any expense, claim or liability of any nature whatsoever which Seller may suffer or incur as a result of any tax structure elected by Purchaser to consummate this transaction or as a result of any transaction pursuant to such structure. Purchaser's liability hereunder shall be unaffected by any assignment.

         18.      Miscellaneous Provisions.

                  (a) Completeness and Modification. This Agreement (together with Exhibits A to I attached hereto) represents the complete understanding between the parties hereto with respect to the transactions contemplated herein, and it supersedes all prior discussions, understandings or agreements between the parties. This Agreement shall not be modified or amended except by an instrument in writing signed by all of the parties hereto.

                  (b) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective heirs, executors, administrators, personal and legal representatives, successors and assigns.

                  (c) Assignment. This Agreement shall not be assignable by Purchaser without the consent of Seller, provided that this Agreement may be assigned without Seller's consent to an entity controlled by, controlling or under common control with Purchaser. This Agreement shall not be assignable by Seller. Purchaser's liability hereunder shall be unaffected by any assignment.

                  (d) Waiver; Modification. Failure by Purchaser or Seller to insist upon or enforce any of its rights hereto shall not constitute a waiver or modification thereof.

                  (e) Governing Law. This Agreement shall be governed by and construed under the laws of the State of Maryland.

                  (f) Headings. The headings are herein used for convenience or reference only and shall not be deemed to vary the content of this Agreement or the covenants, agreements, representations and warranties herein set forth, or the scope of any provision hereof.

                  (g) Continuing Documentation and Access. From and after Closing, Seller shall afford Purchaser reasonable access to any and all information in its possession concerning the ownership, use and operation of the Property (including the right to copy same at the expense of Purchaser) for purposes of any tax examination or audit or other similar purpose, subject to the agreements of Purchaser concerning confidentiality set forth herein.

                  (h) All Warranties  Joint and Several.  Except on set forth in
Section 5(t) hereof, each and every warranty, covenant, undertaking and agreement of Seller hereunder shall be deemed a joint and several warranty, covenant, undertaking and agreement of each person and entity collectively comprising the Seller.

                  (i) Counterparts. To facilitate execution, this Agreement may be executed in as many counterparts as may be required; it shall be sufficient that the signature of, or on behalf of, each party, or that the signatures of the persons required to bind any party, appear on one or more such counterparts. All counterparts shall collectively constitute a single agreement.

                  (j) Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be delivered by hand or mailed by first-class registered or certified mail, return receipt requested, postage prepaid or delivered by commercial courier, telecopy or overnight courier (e.g., Federal Express) against receipt, to the addresses indicated below:

                (i)      if to Purchaser:

                         First Washington Realty Limited Partnership
                         4350 East-West Highway, Suite 400
                         Bethesda, MD  20814
                         Attn:   William J. Wolfe, President
                         Jeffrey S. Distenfeld, Esquire
                         Telecopy: (301) 907-4911

                (ii)     if to Seller:

                         Watkins Park Plaza Limited Partnership
                         c/o Walker & Dunlop
                         7500 Old Georgetown Road, Suite 800
                         Bethesda, MD 20814
                         Attn:   Mitchell Gaynor
                         Telecopy:  (301) 215-5559
                                    with a copy to:

                                    O'Malley, Miles, Nylen & Gilmore
                                    11785 Beltsville Drive
                                    10th Floor
                                    Beltsville, MD 20705
                                    Attn: Matthew Osnos
                                    Telecopy:  (301) 572-6655

                  Such notice shall be deemed given on the date of receipt by the addressee or the date receipt would have been effectuated if delivery were not refused. Each party may designate a new address by written notice to the other in accordance with this Paragraph 18(j).

                  (k) Further Assurances. Seller and Purchaser agree to execute, acknowledge and deliver any further agreements, documents or instruments that are reasonably necessary or desirable to carry out the transactions contemplated by this Agreement, provided that such execution, acknowledgment and delivery does not impose any additional costs on such party (other than such party's attorneys' fees in the review thereof and de minimis recording costs).

                  (l) Business Days. A "business day" shall be Mondays through Fridays, less and expecting all legal holidays observed by the United States Government or the Government of the State of Maryland. Any date specified in this Agreement which does not fall on a business day shall be automatically extended until the first business day after such date.

                  (m) Zoning. Seller certifies that Seller has no knowledge of any published preliminary or adopted land use plan (or adopted Zoning Map Amendment) which may result in condemnation or taking of any part of Seller's Property. Purchaser acknowledges that Purchaser is aware that information relative to (i) government plans for land use, roads, highways, parks, transportation and the like, and (ii) rezoning is available for inspection at the Prince George's County Administration Building, Upper Marlboro, Maryland.

                  (n) Option. Purchaser and Seller hereby acknowledge that certain real estate contracts in form similar to this Agreement have been construed to be option contracts. Accordingly, simultaneous with the execution of this Agreement, Purchaser has paid to Seller the sum of Ten Dollars ($10.00) as consideration to Seller for the granting of any and all options to Purchaser as contained in this Agreement, the receipt, sufficiency and adequacy of which are hereby acknowledged. Said option consideration is separate and apart from the Purchase Price for the Property and in no event will be returned to Purchaser.

                       [signatures continue on next page]

         IN WITNESS WHEREOF, the parties hereto have executed this Real Estate Purchase Agreement as of the day and year first written above.

                                PURCHASER:

                                FIRST WASHINGTON REALTY
                                LIMITED PARTNERSHIP

                                By:      First Washington Realty Trust, Inc.,
WITNESS:                                 Its general partner


/s/ Henry M. Renaud                      By: /s/ William J. Wolfe
                                             William J. Wolfe
                                             President

                                Date of execution: March 9, 1998

                                SELLER:

WITNESS:                        WATKINS PARK PLAZA
                                LIMITED PARTNERSHIP

                                By:      W&D Ventures II Corp.,
                                         Its General Partner


 /s/                                     By:/s/ Mitchell M. Gaynor
                                            Mitchell M. Gaynor
                                            Senior Vice President


                                Date of execution:  March 9, 1998

                        ACKNOWLEDGEMENT BY TITLE COMPANY


         The undersigned Title Company executes this Real Estate Purchase Agreement solely to acknowledge receipt of the Deposit pursuant to Paragraph 3 hereof and to evidence its agreement to serve as escrow agent pursuant to the terms of the foregoing Agreement.

                                    COMMERCIAL SETTLEMENTS, INC.


                                     By: /s/
                                         Name:
                                         Title:

                                     Date:                              , 1998

                                LIST OF EXHIBITS



EXHIBIT A.        Legal Description of Land             Recitals

EXHIBIT B.        Leases and Rent Schedule              Section 5(d)

EXHIBIT C.        Service Contracts                     Section 5(e)

EXHIBIT D.        Tax Bills                             Section 5(f)

EXHIBIT E.        Insurance Policies                    Section 5(g)

EXHIBIT F.        Form of Tenant Estoppel               Section 5(i)

EXHIBIT F-1.      Tenant Estoppels                      Section 8(a)(vi)

EXHIBIT G.        Litigation                            Section 5(k)

EXHIBIT H.        Operating Statements and Budget       Section 5(p)

EXHIBIT I.        Personal Property                     Section 5(r)

EXHIBIT J.        Permitted Exceptions                  Section 8(a)(iii)

EXHIBIT K.        Outstanding and Contingent
                  Leasing Commissions                   Section 5(t)


          [Seller to Attach Foregoing at Acceptance of this Agreement]